Employment Letter and Change of Control Addendum	Exhibit 99.1

November 28, 2006

Mr. Wendell Blonigan

Dear Wendell:

I am pleased to invite you to join Photon Dynamics Inc. in the position of Chief Operating Officer, reporting directly to Jeff Hawthorne at our facility located at San Jose. Your base salary will be $5394.61 per week, which is equivalent to $280,000 per year, less payroll deductions and all required withholdings, and payable on the Company’s regular payroll dates.

In addition, you will be eligible to participate in the “Photon Dynamics, Inc. Fiscal Year 2007 Management Incentive Bonus Program”. Your bonus will be based on the evaluation of your performance against stated objectives (MBOs) and the financial performance of the company. The financial pool available to fund FY’07 management bonuses is subject to the approval of the Compensation Committee of the Photon Dynamics, Inc. Board of Directors. In your position, you are eligible for an annual on target performance bonus in the amount of 65% of your base salary.

As an additional incentive, subject to approval by the Board, the Company will grant you an option to buy 70,000 shares of Photon Dynamics, Inc. Common Stock, with an exercise price equal to the fair market value on the date of the grant as determined by the Board (the “Option”). The Option will vest over a 60-month period as follows: ten percent (10%) of shares subject to the Option will vest and become exercisable six (6) months after your employment date; thereafter, the remaining shares will vest month 7 through 60 at 1/60th per month over an additional fifty four (54) months. The actual terms and conditions of any option granted to you will be governed in all respects by a written stock option agreement and the applicable stock option plan, which will be provided to you. Also as an additional incentive, subject to approval by the Board, the Company will grant you 50,000 Restricted Shares of Photon Dynamics, Inc Common Stock at the fair market value on the date of the grant as determines by the Board. The Option will vest over a four year period at twenty five percent per year. The actual terms and conditions of any restricted share granted to you will be governed in all respects by the written restricted share agreement and the applicable stock plan.

Photon Dynamics will provide you with a sign on bonus payment of $75,000.00 less applicable payroll taxes, payable on the first pay period after 90 days of employment. Should you terminate employment prior to completion of one year of service you will be required to repay a pro rated amount to the company based on months of service completed.

You will be entitled to severance benefits pursuant to the Change in Control Addendum attached hereto (the “Addendum”).

As an employee of Photon Dynamics, Inc., you will be expected to abide by Company rules and policies, acknowledge in writing that you have read the Company’s Employee Handbook, and sign and comply with the enclosed Proprietary Information and Invention Agreement, which (among other provisions) prohibits unauthorized use or disclosure of Company proprietary information. As required by law, this offer is subject to satisfactory proof of your right to work in the United States and a successful completion of a background investigation.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. By signing this letter, you represent to the Company that you are able to perform your job duties within these guidelines.

You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You represent that in performing your duties as an employee of the Company, you will not breach any agreement with any former employer or third party.

Your employment relationship with the Company is at will. You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time, with or without cause or advance notice. Any contrary representations or agreements, which may have been made to you, are superseded by this offer.

This letter, together with your Proprietary Information and Inventions Agreement and Change in Control Addendum, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements, representations or promises made to you by anyone, whether oral or written, and it can only be modified in a written agreement signed by an officer of the Company.

Should you agree with the details of this offer, please sign and date this letter and the enclosed Proprietary Information and Inventions Agreement, and return the signed documents to me by close of business on November 28, 2006. A copy is enclosed for your personal records.

We are extremely pleased to offer you this position and look forward to your acceptance. We are confident you will find this position both interesting and challenging and are excited about your potential to contribute and share in Photon Dynamics’ success.

If you have any questions, please do not hesitate to contact me.

Sincerely,

By: /s/ David P. Crivelli

David P. Crivelli
Vice President Human Resources
Photon Dynamics, Inc.

I accept this offer of employment:

By: /s/ Wendell T. Blonigan

Date: November 28, 2006
Planned Start Date: December 11, 2006

Enclosure: Proprietary Information and Inventions Agreement

1. Change in Control Addendum

1.1   Definition. For purposes of this Agreement, "Change in Control" means occurrence in a single transaction or in a series of related transactions of any one or more of following events:

(a)   any person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(b)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

(c)    there is consummated a sale, Iease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

1.2   Termination After a Change in Control. In the event that within twelve (12) months following a Change in Control, the Company terminates your employment without Cause (as defined below) or you resign for Good Reason (as defined below) (a Change in Control Termination), (a) the Company will provide you with severance in the amount of one (1) year of your then-existing base salary and on target bonus, less payroll deductions and all required withholdings, paid either (at the Company’s discretion) in a lump sum or in regular payments at equal intervals over a period of time not longer than one (1) year, and (b) all stock options held by you shall have their vesting accelerated such that all options are fully vested and exercisable as of the date of the Change in Control Termination (the "Acceleration"). As a precondition of receiving the Acceleration, you must first sign and allow to become effective a general release of claims in favor of the Company in a form acceptable to the Company.

1.3   Definition of "Cause." For purposes of this Agreement, "Cause" shall mean the occurrence of one or more of the following: (a) your indictment or conviction of any felony or crime involving moral turpitude or dishonesty; (b) your participation in any fraud against the Company or its successor; (c) breach of your duties to the Company or its successor, including, without limitation, persistent unsatisfactory performance of job duties; (d) intentional damage to any property of the Company or its successor; (e) willful conduct that is demonstrably injurious to the Company or its successor, monetarily or otherwise; (f) breach of any agreement with the Company or its successor, including your Proprietary Information and Inventions Agreement; or (g) conduct by you that in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve. Physical or mental disability or death shall not constitute Cause hereunder.

1.4   Definition of "Good Reason." For purposes of this Agreement, your voluntary termination of employment with the Company will be considered a termination for "Good Reason" if you resign your employment because one of the following events occurs without your consent: (a) a reduction of your then-existing annual base salary by more than ten percent ('10%), unless the then-existing base salaries of other executive officers of the Company are accordingly reduced; (b) a material reduction in the package of benefits and incentives, taken as a whole, provided to you (not including raising of employee contributions to the extent of any cost increases imposed by third parties), except to the extent that such benefits and incentives of other executive officers of the Company are similarly reduced; (c) assignment to you of any duties or any limitation of your responsibilities substantially inconsistent with your position, duties, responsibilities and status with the Company immediately prior to the date of the Change in Control; or (d) relocation of the principal place of your employment to a location that is more than fifty (50) miles from your principal place of employment immediately prior to the date of the Change in Control.

1.5   Limitation on Payments. lf any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. lf a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Board approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of Acceleration; reduction of employee benefits. In the event that Acceleration is to be reduced, it shall be cancelled in the reverse order of the date of grant of your Options (i.e., earliest granted Option cancelled last) unless you elect in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. lf the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. lf the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the
Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.

2. General Provisions.

2.1   Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as Possible.

2.2   Entire Agreement. This Agreement, together with the Proprietary lnformation and Inventions Agreement, constitutes the entire and exclusive agreement between you and the Company, and it supersedes any prior agreement, promise, representation, or statement, written or otherwise, between you and the Company with regard to this subject matter. lt is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by you and a duly authorized officer of the Company.

2.3   Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by you, the company and your and its respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

2.4   Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California as applied to contracts made and to be performed entirely within California.

To indicate your acceptance of the Company's offer of employment, please sign and date this Agreement and the enclosed Proprietary Information and Inventions Agreement and return the signed documents to me.

Sincerely,

Photon Dynamics, Inc.

By: /s/ David P. Crivelli
Vice President Human Resources

Accepted and agreed:

By: /s/ Wendell T. Blonigan	Date: November 28, 2006
Vice President and Chief Operating Officer

Enclosure - Proprietary Information and Inventions Agreement